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                                                                     EXHIBIT 9.2

                               VOTING AGREEMENT

     This Voting Agreement ("Agreement") is entered into this 14th day of May,
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1998, by and among New Plan Realty Trust, a Massachusetts business trust ("New
                                                                           ---
Plan"), and Gary B. Sabin, in his capacity as a stockholder ("Stockholder") of
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Excel Realty Trust, Inc., a Maryland corporation ("Excel").
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                                   RECITALS


     A. Concurrently herewith, New Plan, Excel and ERT Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of Excel ("Sub") are entering
                                                            ---
into an Agreement and Plan of Merger dated May 14, 1998 providing for the merger (the "Merger") of Sub with and into New Plan with New Plan surviving as a
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wholly-owned subsidiary of Excel (the "Merger Agreement").  Capitalized terms
                                       ----------------
used without definition herein having the meanings ascribed thereto in the Merger Agreement;

     B. In connection with the Merger Agreement, the Board of Directors of Excel has approved and recommended to the stockholders of Excel, the approval and adoption of the Merger Agreement, the Merger and the Excel Charter Amendments and Share Issuance (collectively, the "Excel Stockholder Matters");
                                       -------------------------

     C. Stockholder is as of the date hereof the record and beneficial owner of the number of shares of Common Stock, par value $.01 per share, of Excel set forth below his name on the signature page hereof (collectively, the "Shares";
                                                                      ------
it being understood that all Shares held of record by the Sabin Children's Foundation are not considered Shares for purposes of this Agreement);

     D. Approval of the Excel Stockholder Matters by Excel's stockholders is a condition to the consummation of the Merger; and

     E. As a condition to its entering into the Merger Agreement, New Plan has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

                                   AGREEMENTS

     Now, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
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     1.  Agreement to Vote and Restrictions on Dispositions.  Stockholder
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hereby agrees as follows:

     (a) Stockholder hereby agrees to attend any stockholders meeting of Excel, in person or by proxy, and to vote (or cause to be voted) all Shares, and any other voting securities of Excel, whether issued heretofore or hereafter, that Stockholder owns or has the right to vote, for approval and adoption of the Excel Stockholder Matters, the Merger and the transactions contemplated by the Merger Agreement, such agreement to vote to apply also to any adjournment of the stockholder meeting of Excel. Stockholder agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement.

     (b) Stockholder hereby agrees that, without the prior written consent of New Plan, Stockholder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Shares and any other voting securities of Excel that Stockholder owns beneficially or otherwise. Stockholder agrees that New Plan may instruct Excel to enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Shares against the transfer of Shares and any other voting securities of Excel that Stockholder owns beneficially or otherwise. If requested by New Plan, Stockholder agrees to surrender or cause to be surrendered to the transfer agent(s) and registrar(s) of the Shares certificates representing Shares registered in the name of Stockholder, in exchange for certificates representing Shares containing a legend to the effect of the following:

         (i) The shares represented by this certificate are subject to restrictions on transfer, and disposition as set forth in the Voting Agreement dated as of May 14, 1998, among New Plan Realty Trust, a Massachusetts business trust, and Stockholder. A copy of such agreement may be obtained from the Secretary of Excel.

         (ii) Upon the termination of this Agreement pursuant to Section 5, Stockholder shall have the right to unilaterally instruct the transfer agent(s) and registrar(s) of the Shares to deliver to Stockholder certificates representing Shares registered in the name of the Stockholder and not bearing the foregoing legend in exchange for

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     certificates representing Shares registered in the name of Stockholder and bearing such legend.

     (c) Stockholder agrees to vote (or cause to be voted) all Shares, and any other voting securities of Excel, owned by Stockholder whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) against any Excel Takeover Proposal which is not endorsed in writing by New Plan and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Excel under the Merger Agreement or which could result in any of the conditions to New Plan's obligations under the Merger Agreement not being fulfilled.

     (d) Stockholder agrees not to directly or indirectly or through any person,
(i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to any Excel Takeover Proposal or (ii) participate in any discussions or negotiations regarding or relating to any Excel Takeover Proposal. Nothing contained herein shall be construed to limit or otherwise affect Stockholder from taking any action permitted by Section 7.2 of the Merger Agreement in his capacity as an officer or director of Excel.

     (e) Stockholder agrees to promptly notify New Plan in writing of the nature and amount of any acquisition by Stockholder after the date hereof of any voting securities of Excel.

     2.  Agreement Following Effective Time. Stockholder agrees to enter into
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the agreement contemplated by Section 7.22 of the Merger Agreement no later than the Effective Time.

     3.  Representations and Warranties of Stockholder.  Stockholder represents
         ---------------------------------------------
and warrants to New Plan as follows:

     (a) Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     (b) This Agreement has been duly executed and delivered by Stockholder, and assuming the due

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authorization, execution and delivery of this Agreement by New Plan, this
Agreement constitutes the valid and legally binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors' rights and general principles of equity.

     (c) The Shares are the only voting securities of Excel owned (beneficially or of record) by Stockholder and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than Shares pledged as margin stock or to secure a personal line of credit with BankBoston, N.A. Stockholder has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Shares.

     (d) The execution and delivery of this Agreement by Stockholder does not
(i) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares owned by Stockholder are bound or affected.

     (e) Stockholder acknowledges that the restrictions imposed upon it are so imposed only in Stockholder's capacity as a stockholder of Excel.

     4.  Further Assurances.  Each party shall execute and deliver such
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additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

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

     5.  Representations and Warranties of New Plan. New Plan represents and
         ------------------------------------------
warrants to the Stockholder as follows:

     (a) Each of this Agreement, the Merger Agreement and the Trust Amendments has been approved by the Board of Trustees of New Plan.

     (b) Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of New Plan and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder and the Merger Agreement by Excel, each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of New Plan, enforceable against New Plan in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors' rights generally and general principles of equity.

     6.  Effectiveness and Termination.  It is a condition precedent to the
         -----------------------------
effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the termination of the Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any knowing and material breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Merger.

     7.  Covenants of Stockholder Not to Enter Into Inconsistent Agreements.
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Stockholder hereby agrees that, except as contemplated by this Agreement, and the Merger Agreement, Stockholder shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

     8.  Miscellaneous.
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     (a) Notices, Etc.  All notices, requests, demands or other communications
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required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or

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otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

   If to New Plan:

   1120 Avenue of the Americas
   New York, New York 10036
   Attention:  Chief Executive Officer
   Facsimile:  212-869-9585

   with a copy to:

   Altheimer & Gray
   10 South Wacker Drive
   Chicago, Illinois  60606
   Attention: Norman M. Gold
   Facsimile:  312-715-4800

   If to Stockholder:

   c/o Excel Realty Trust, Inc.
   16955 Via Del Campo
   San Diego, California 92127
   Facsimile:  619-485-8580

   with a copy to:

   Latham & Watkins
   70 "B" Street
   Suite 2100
   San Diego, California 92101
   Attention:  Scott N. Wolfe
   Facsimile:  619-696-7419

or to such other address as such party shall have designated by notice so given to each other party.

   (b) Amendments, Waivers, Etc.  This Agreement may not be amended, changed,
       ------------------------
supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by New Plan and Stockholder.

   (c) Successors and Assigns.  This Agreement shall be binding upon and shall
       ----------------------
inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Shares, the transferor

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

shall remain liable for the performance of all obligations of the transferor under this Agreement.

   (d) Entire Agreement.  This Agreement (together with the Merger Agreement)
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embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Merger Agreement.

   (e) Severability.  If any term of this Agreement or the application thereof
       ------------
to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

   (f) Specific Performance.  The parties acknowledge that money damages are not
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an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

   (g) Remedies Cumulative.  All rights, powers and remedies provided under this
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Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

   (h) No Waiver.  The failure of either party hereto to exercise any right,
       ---------
power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the

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terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

   (i) No Third Party Beneficiaries.  This Agreement is not intended to be for
       ----------------------------
the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

   (j) Jurisdiction.  Each party hereby irrevocably and unconditionally consents
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to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

   (k) Governing Law.  This Agreement and all disputes hereunder shall be
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governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to rules of conflicts of law.

   (l) Name, Captions, Gender.  The name assigned this Agreement and the section
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captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

   (m) Counterparts.  This Agreement may be executed in any number of
       ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

   (n) Expenses.  Each party shall bear its own expenses incurred in connection
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with this Agreement and the transactions contemplated hereby.

   IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

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                                   /s/ Gary B. Sabin
                                   ----------------------------------
                                   Name:  Gary B. Sabin
                                   Number of Shares: 823,225

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